UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 11, 2007 (July 11, 2007)

BOSTON COMMUNICATIONS GROUP, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	0-28432	04-3026859
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Middlesex Turnpike

Bedford, MA 01730

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (781) 904-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, on July 11, 2007, Megasoft Limited (“Parent”), Tea Party Acquisition Corp., a wholly-owned subsidiary of Parent (“Purchaser”), and Boston Communications Group, Inc. (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Under the Merger Agreement, Purchaser will commence a tender offer (the “Offer”) to purchase all of the outstanding shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), including the associated rights to purchase Series A Junior Participating Preferred Stock, par value $0.01 per share, of the Company (the “Rights”), issued pursuant to the rights agreement (the “Rights Agreement”), dated as of September 6, 2005, between the Company and Computershare Trust Company, N.A. (formerly EquiServe Trust Company, N.A.), as rights agent (the “Rights Agent”) (such Common Stock, together with the associated Rights, the “Shares”). The purchase price in the Offer will be $3.60 per Share in cash (the “Offer Price”). Upon consummation of the Offer, Purchaser will be merged with and into the Company (the “Merger”), with each outstanding Share (other than Shares owned by Purchaser or Parent or held in the Company’s treasury and shares as to which appraisal rights have been properly exercised and not withdrawn in accordance with the applicable provisions of the Massachusetts Business Corporation Act) being converted into the right to receive the Offer Price in cash, and the Company surviving the Merger as a wholly owned subsidiary of Parent.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement.

Cautionary Note Regarding Merger Agreement

The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent or Purchaser. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by the Company in connection with the signing of the Merger Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the Company, Parent and Purchaser, rather than establishing matters of fact. Accordingly, the representations and warranties in the Merger Agreement may not constitute the actual state of facts about the Company, Parent or Purchaser.

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Additional Information

The tender offer described in this announcement has not yet been commenced. The information set forth above about the tender offer is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of the Company. At the time the tender offer is commenced, Purchaser intends to file with the SEC a Tender Offer Statement on Schedule TO containing an offer to purchase, forms of letters of transmittal and other documents relating to the tender offer, and the Company intends to file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. In connection with the proposed Merger, the Company expects to file with the SEC a proxy statement, if required by law. These documents will contain important terms and information about the tender offer and the merger and shareholders are urged to read them carefully before deciding whether to tender shares in the offer. The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of tenders or proxies from shareholders. Information concerning the interests of the Company’s participants in the solicitation is set forth in the Company’s most recent proxy statement and other public filings with the SEC, and will be set forth in the Company’s Schedule 14D-9. Information concerning the participants’ interests will also be set forth in the Company’s proxy statement relating to the Merger, if a proxy statement is required to be filed in connection with the Merger.

Investors will be able to obtain without charge a copy of these documents and other documents filed with the SEC on the SEC’s website at www.sec.gov. In addition, investors will be able to obtain a free copy of these documents, once filed with the SEC, by contacting the information agent for the tender offer to be identified in the tender offer documents. Also, free copies of the documents filed by the Company can be obtained by contacting Boston Communications Group, Inc., Attn: Investor Relations, 55 Middlesex Turnpike, Bedford, MA 01730.

Item 3.03	Material Modification to Rights of Security Holders.

As previously disclosed, the Company and the Rights Agent entered into Amendment No. 1 to Rights Agreement, dated July 10, 2007 (the “Amendment”). The Amendment amends the Rights Agreement to render the Rights inapplicable to the Offer, the Merger, the Merger Agreement and the transactions contemplated thereby.

A copy of the Amendment is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

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Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

See Exhibit Index attached hereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 11, 2007	BOSTON COMMUNICATIONS GROUP, INC.

	By:	/s/ Joseph Mullaney
Joseph Mullaney
Acting Chief Executive Officer and Chief Financial Officer

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Exhibit Index

Exhibit No.	Exhibit

2.1	Agreement and Plan of Merger, dated as of July 11, 2007, by and among Megasoft Limited, Tea Party Acquisition Corp. and Boston Communications Group, Inc.

4.1	Amendment No. 1 to Rights Agreement, dated as of July 10, 2007, between Boston Communications Group, Inc. and Computershare Trust Company, N.A., as Rights Agent.

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